Exhibit 99.1

TPG Specialty Lending, Inc. Announces $50 Million Stock Repurchase Plan

NEW YORK—(BUSINESS WIRE)—August 4, 2015—TPG Specialty Lending, Inc. (NYSE:TSLX) (“TSLX”) announced today that its Board of Directors has approved a stock repurchase plan (the “Company 10b5-1 Plan”) to acquire up to $50 million in the aggregate of TSLX’s common stock at prices just below TSLX’s net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934.

The Company 10b5-1 Plan is designed to allow TSLX to repurchase its common stock at times when it otherwise might be prevented from doing so under insider trading laws. The Company 10b5-1 Plan requires Goldman, Sachs & Co., as agent, to repurchase shares of common stock on TSLX’s behalf when the market price per share is just below the most recently reported net asset value per share (including any updates, corrections or adjustments publicly announced by TSLX to any previously announced net asset value per share). Under the Company 10b5-1 Plan, the agent will increase the volume of purchases made as the price of TSLX’s common stock declines, subject to volume restrictions. The timing and amount of any stock repurchases depend on the terms and conditions of the Company 10b5-1 Plan, the market price of the common stock and trading volumes, and no assurance can be given that any particular amount of common stock will be repurchased.

Unless extended or terminated by its Board of Directors, TSLX expects that the Company 10b5-1 Plan will be in effect through the earlier of February 29, 2016 or such time as the approved $50 million repurchase amount has been fully utilized, subject to certain conditions.

TSLX’s prior stock repurchase plan expired in accordance with its terms on June 30, 2015. As of that date, no shares had been repurchased under the plan.

The purchase of shares pursuant to the Company 10b5-1 Plan is intended to satisfy the conditions of Rule 10b5-1 and Rule 10b-18, and will otherwise be subject to applicable law, including Regulation M, which may prohibit purchases under certain circumstances.

About TPG Specialty Lending, Inc.

TPG Specialty Lending, Inc. (“TSLX”, or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, an SEC-registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $12 billion of assets under management and the broader TPG platform, a global private investment firm with over $74 billion of assets under management. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements. TSLX undertakes no duty to update any forward-looking statements made herein.

Source: TPG Specialty Lending, Inc.

Investor Relations:

TPG Specialty Lending, Inc.

212-430-4119

IRTSL@tpg.com

or

Press:

Owen Blicksilver PR, Inc.

Jennifer Hurson, 845-507-0571

jennifer@blicksilverpr.com